                        CARDINAL TAX EXEMPT MONEY TRUST
                                      N1-A

Account Balance - 1 share at $1.00                      $1.00

Dividend Declaration

        24-Sep-96       0.00007965
        25-Sep-96       0.00008270
        26-Sep-96       0.00008221
        27-Sep-96       0.00008252
        28-Sep-96       0.00008252
        29-Sep-96       0.00008252
        30-Sep-96       0.00008106
                        ----------
                                                   0.00057317

Less: Deductions from Shareholders Accounts              0.00
                                                   ----------
Ending Account Balance                             1.00057317

Less: Beginning Account Balance                         -1.00
                                                   ----------
Difference                                         0.00057317

Base Period Return
        (Difference/Beginning Account Balance)     0.00057317

Yield Quotation
        (Base Period * 365/7)                            2.99%

Effective Yield Quotation
        [(Base Period Return + 1)* 365/7] - 1            3.03%

The quotations were computed based on the seven days ending September 30, 1996.

                          Tax Equivalent Computations

Portion of Yield which is tax-exempt                   100%

Tax Equivalent Yield Quotation
        (2.99/(1-.396))                                  4.95%

Tax Equivalent Effective Yield Quotation
        (3.03/(1-.396))                                  5.02%

Cardinal Tax Exempt Money Market Fund
Inception of the fund


        1996    $1,000.00       2.67%   $26.70  $1,026.70




                                Avg Ann         2.67%
                                Total Ret       2.67%


Average Annual Total Return Formula:  T = (ERV/P)*1/N - 1
Aggregate Total Return Formula:  T = (ERV/P) - 1

  P  = a hypothetical initial payment of $1,000
  T  = total return
  N  = number of years
ERV  = ending redeemable value at the end of the period of a hypothetical
       $1,000 investment made at the beginning of the period

Calculations:
  Average Annual Total Return:  (1,026.70/1,000)*(365/365)) -  1 = 2.67%
  Aggregate Total Return:       (1,026.70/1,000) - 1 = 2.67%

                     CARDINAL TAX EXEMPT MONEY MARKET FUND
                                 5 YEAR RETURN

1991    $1,000.00   4.31%    $3.59      $1,003.59      $43.10
1992    $1,003.59   2.59%   $25.99      $1,029.58
1993    $1,029.58   1.80%   $18.53      $1,048.12
1994    $1,048.12   1.78%   $18.66      $1,066.77
1995    $1,066.77   2.99%   $31.86      $1,098.63
1996    $1,098.63   2.66%   $29.22      $1,127.85


Average Annual Total Return Formula:    T = (ERV/P)* 1/N - 1
Aggregate Total Return Formula:         T = (ERV/P) - 1


  P = a hypothetical initial payment of $1,000
  T = total return
  N = number of years
ERV = ending redeemable value at the end of the period of a hypothetical
      $1,000 investment made at the beginning of the period.

Calculations:

  Average Annual Total Return: (1,127.85/1,000)* (1/(10)) - 1 = 2.36%
  Aggregate Total Return:      (1,127.85/1,000) - 1 = 12.38%

                     CARDINAL TAX EXEMPT MONEY MARKET FUND
                                 10 YEAR RETURN

1986    $1,000.00   4.38%    $3.65      $1,003.65     $43.80
1987    $1,003.65   3.56%   $35.73      $1,039.38
1988    $1,039.38   4.44%   $46.15      $1,085.53
1989    $1,085.53   5.95%   $64.59      $1,150.12
1990    $1,150.12   5.41%   $62.22      $1,212.34
1991    $1,212.34   4.40%   $53.34      $1,265.68
1992    $1,265.68   2.62%   $33.16      $1,298.84
1993    $1,298.84   1.81%   $23.51      $1,322.35
1994    $1,322.35   2.05%   $27.11      $1,349.46
1995    $1,349.46   2.28%   $30.81      $1,380.27
1996    $1,380.27   2.66%   $36.71      $1,416.98

Average Annual Total Return Formula:    T = (ERV/P)* 1/N - 1
Aggregate Total Return Formula:         T = (ERV/P) - 1

  P = a hypothetical initial payment of $1,000
  T = total return
  N = number of years
ERV = ending redeemable value at the end of the period of a hypothetical
      $1,000 investment made at the beginning of the period.

Calculations:
  Average Annual Total Return: (1,416.98/1,000)* (1/(10)) - 1 = 3.51%
  Aggregate Total Return:      (1,416.98/1,000) - 1 = 41.18%

                     CARDINAL TAX EXEMPT MONEY MARKET FUND
                             INCEPTION OF THE FUND

1983    $1,000.00       1.52%   $15.20  $1,015.20
1984    $1,015.20       4.10%   $41.62  $1,056.82
1985    $1,056.82       4.82%   $50.94  $1,107.76
1986    $1,107.76       4.38%   $48.52  $1,156.28
1987    $1,156.28       3.56%   $41.16  $1,197.45
1988    $1,197.45       4.44%   $53.17  $1,250.61
1989    $1,250.61       5.95%   $74.41  $1,325.02
1990    $1,325.02       5.41%   $71.68  $1,396.71
1991    $1,396.71       4.40%   $61.46  $1,458.16
1992    $1,458.16       2.62%   $38.20  $1,496.37
1993    $1,496.37       1.81%   $27.08  $1,523.45
1994    $1,523.45       2.05%   $31.23  $1,554.68
1995    $1,554.68       2.28%   $35.50  $1,590.18
1996    $1,590.18       2.66%   $42.29  $1,632.47

  Average Annual Total Return Formula: T = (ERV/P)* 1/N - 1
  Aggregate Total Return Formula: T = (ERV/P) - 1

  P = a hypothetical initial payment of $1,000
  T = total return
  N = number of years
ERV = ending redeemable value at the end of the period of a hypothetical
      $1,000 investment made at the beginning of the period.

Calculations:
  Average Annual Total Return: (1,632.47/1,000)* (1/(13.0739)) - 1 = 3.82%
  Aggregate Total Return:      (1,632.47/1,000) - 1 = 63.25%